                     U.S. SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                         POST-EFFECTIVE AMENDMENT NO. 1

                                       TO

                                    FORM SB-1

                             REGISTRATION STATEMENT

                        UNDER THE SECURITIES ACT OF 1933

 ...............................................................................
                           ACTIVE ANKLE SYSTEMS, INC.
                 (Name of small business issuer in its charter)

        Kentucky                            3842                        61-1163669
------------------------------   ---------------------------       ----------------------
(State or Jurisdiction of        (Primary Standard Industrial        (I.R.S. Employer
Incorporation or Organization)   Classification Code Number)       Identification Number)

 ...............................................................................

                                509 Barret Avenue
                           Louisville, Kentucky 40204
                                 (502) 582-2655
  (Address and telephone number of Registrant's principal executive offices and place of business)
 ...............................................................................


                                 Diane K. Lilly
                                509 Barret Avenue
                           Louisville, Kentucky 40204
                                 (502) 582-2655
            (Name, address and telephone number of agent for service)

                    Please send copies of communications to:
                             James N. Williams, Esq.
                             Middleton & Reutlinger
                          2500 Brown & Williamson Tower
                           Louisville, Kentucky 40202
                                 (502) 584-1135

                          DEREGISTRATION OF SECURITIES
         --------------------------------------------------------------

         Active Ankle Systems, Inc. (the "Registrant") previously filed Registration Statement No. 333-29291 on Form SB-1 (the "Registration Statement") covering up to 100,000 shares (the "Shares") of the Registrant's common stock, without par value, to be offered and sold by certain of the Registrant's officers and directors. Pursuant to the undertaking contained in the Registration Statement, the Registrant hereby files this Post-Effective Amendment No. 1 to the Registration Statement to remove from registration any and all of the Shares which remain unsold at the date of the filing of this Post-Effective Amendment No. 1 to the Registration Statement. None of the Shares were sold by the Registrant and subsequent to the filing of this Post-Effective Amendment No. 1 the Registrant shall have no registered Shares.

                                   SIGNATURES
                           ---------------------------

         Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form SB-1 and has duly caused this Post-Effective Amendment No. 1 to Registration Statement No. 333-29291 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Louisville, and Commonwealth of Kentucky, on this 24th day of September, 1998.

                                   ACTIVE ANKLE SYSTEMS, INC.


                                   By:  /s/ Ronald W. Schultz, CFO
                                        ----------------------------------------
                                        Ronald W. Schultz, Treasurer and CFO


         Pursuant to the requirements of the Securities Act of 1933, this Post-Effective Amendment No. 1 to Registration Statement No. 333-29291 has been signed this 24th day of September, 1998 by the following persons, representing a majority of the Registrant's Board of Directors:




/s/ James T. Crane, Jr.                      /s/ Henry H. Porter, Jr.
-----------------------------                -------------------------------
Date: September 24, 1998                     Date:  September 24, 1998
      -----------------------                      -------------------------


/s/ John C. Nichols, II                      /s/ Gary G. Herzberg
-----------------------------                ------------------------------
Date: September 24, 1998                     Date:  September 24, 1998
      -----------------------                      -------------------------


                                       2